Entrada Therapeutics Reports Third Quarter 2026 Financial Results

-- All ELEVATE-44-201 Cohort 1 participants have completed open-label dosing, with data expected to be received by year-end 2026 --

-- Company on track to report ELEVATE-44-201 Cohort 2 data in Q1 2027 –

-- ELEVATE-45-201 Cohort 1 data reported in October 2026 met the primary objective of favorable safety and tolerability at an initial dose of 5 mg/kg --

-- ELEVATE-45-201 Cohort 2 enrollment complete and Company on track to report data in H1 2027 --

-- Expected cash runway extended into Q4 2027 with $193 million in cash, cash equivalents and marketable securities as of September 30, 2026 --

BOSTON, November 5, 2026 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA) today reported financial results for the third quarter ended September 30, 2026, and highlighted recent business updates.

“The October Cohort 1 data from ELEVATE-45-201 marked our third consecutive readout demonstrating encouraging safety and tolerability across our clinical programs,” said Dipal Doshi, Chief Executive Officer of Entrada Therapeutics. “With these initial dose cohorts supporting the safety profile of our lead Duchenne programs, our attention now turns to the next set of readouts designed to further define the potential of our investigational medicines. We expect the ELEVATE-44-201 Cohort 1 open-label data to provide important insights into the underlying biology and the durability of the early functional improvements observed to date. The ELEVATE-44-201 Cohort 1 open-label data readout will also include additional functional measures, reflecting nearly a year of treatment. Cohort 2 data from ELEVATE-44-201 and ELEVATE-45-201 will then further characterize the relationship between dose, exon skipping, dystrophin production and functional outcomes at both higher doses and exposure levels.”

Mr. Doshi continued, “Including the anticipated Phase 1/2 clinical data from our partner Vertex’s GALILEO study in myotonic dystrophy type 1 during the second half of 2026, we expect four clinical data readouts through the first half of 2027. This marks an important period of clinical catalysts for Entrada as we advance our pipeline and work toward our goal of delivering potentially transformative medicines to people living with serious neuromuscular diseases.”

Recent Corporate Highlights

Clinical-Stage Development Pipeline: Entrada continues to advance multiple clinical programs in people living with Duchenne muscular dystrophy (DMD) in the U.K., EU and U.S., complementing the ongoing clinical progress of its myotonic dystrophy type 1 (DM1) partnership (VX-670) with Vertex.

ELEVATE-44-201

•Cohort 1 (6 mg/kg): The Company expects to receive data from the Cohort 1 open-label period of the study by year-end 2026. The open-label period of the study will assess longer-term safety and other functional measures commonly evaluated in DMD clinical studies and will include all participants in the multiple ascending dose (MAD) period who subsequently rolled over to ENTR-601-44. All Cohort 1 participants have received their final dose in the open-label period and rolled into the long-term extension (LTE) study. Previously announced data from the MAD portion of Cohort 1 achieved the primary objective of favorable safety and tolerability, with no discontinuations and no serious adverse events.
•Cohort 2 (12 mg/kg): Enrollment is complete and dosing is ongoing for Cohort 2, with data expected in the first quarter of 2027.
•Cohort 3 (18 mg/kg): In October 2026, the Company announced that an independent Data Monitoring Committee (DMC) reviewed available safety data and recommended initiating Cohort 3 at the highest planned dose, and enrollment is ongoing.

ELEVATE-44-102: The Company believes this clinical study, in the underserved adult patient population, would best be initiated at the highest advisable starting dose in patients with advanced disease. Following a review of safety, pharmacokinetic and pharmacodynamic data from its lead programs in the U.K. and EU, the Company will continue to engage with the FDA and provide an update on the clinical study design and timing when appropriate.

ELEVATE-45-201
•Cohort 1 (5 mg/kg): In October 2026, the Company reported positive data from Cohort 1 of the global Phase 1/2 MAD clinical study of ENTR-601-45 in ambulatory participants living with DMD who are amenable to exon 45 skipping. Study participants in Cohort 1 received three doses of 5 mg/kg of ENTR-601-45 or placebo. Topline results met the primary objectives of favorable safety and tolerability. Headache was the most common treatment-emergent adverse event (TEAE); one participant experienced two serious TEAEs (vomiting and pyrexia) which subsequently resolved, and there were no study discontinuations. No hypomagnesemia or renal safety concerns were noted and plasma ENTR-601-45 exposures were consistent with those predicted by juvenile non-human primate data. The secondary objectives also met Company expectations. All study participants in Cohort 1 have now progressed to the open-label, Phase 2 portion of the study, where they will receive six doses of 5 mg/kg of ENTR-601-45.
•Cohort 2 (10 mg/kg): Enrollment is complete and dosing is ongoing for Cohort 2, with data expected in the first half of 2027.
•Cohort 3 (up to 15 mg/kg): Data from Cohort 3 to follow pending an independent DMC’s review of all available safety data from Cohort 2 (10 mg/kg), with the potential to recommend initiating Cohort 3 at up to 15 mg/kg.
•In October 2026, the U.S. FDA Office of Orphan Products Development (OOPD) granted orphan drug designation for ENTR-601-45 for the treatment of DMD.

ELEVATE-LTE
•ELEVATE-44-201 and ELEVATE-45-201 study participants are eligible to participate in a LTE platform study (ENTR-DMD-202) following completion of the open-label dosing period.
•The LTE study protocol, accepted by U.K. and European authorities, enables study participants continued access to ENTR-601-44 and ENTR-601-45 and provides for the collection of longer-term safety and efficacy data, including functional measures.

ELEVATE-50-201 and ENTR-601-51: The Company expects to submit additional regulatory applications following a review of data from the ongoing studies of its lead programs. The Company is evaluating a variety of options to optimize clinical study execution and expects to provide more specific timeline guidance as the new strategy is finalized.

VX-670: Vertex has completed enrollment and dosing in the MAD portion of the GALILEO global Phase 1/2 clinical trial of VX-670 in people with DM1. The study is assessing both safety and preliminary efficacy, as measured by the change from baseline in the splicing index on muscle biopsy as well as other endpoints, including those that evaluate muscle function and strength, such as video hand opening time (vHOT) and quantitative muscle testing (QMT) score. Vertex is on track to share interim results from the GALILEO study in the second half of 2026.

Expanding Preclinical Pipeline: The Company has generated compelling preclinical data from programs focused on ocular and metabolic diseases. The pipeline includes the advancement of two novel oligonucleotide-based programs for the potential treatment of inherited retinal diseases, where there exists high unmet need. The Company announced its first ocular candidate, ENTR-801, for the potential treatment of Usher syndrome type 2A (USH2A) and plans to nominate a second clinical candidate for an ocular disease by year-end 2026.

Upcoming Investor Conferences

•Guggenheim Healthcare Innovation Conference, Boston, MA on November 9, 2026
•Evercore Healthcare Conference, Miami, FL on December 1, 2026

Third Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $193.0 million as of September 30, 2026, compared to $295.7 million as of December 31, 2025. The decrease was primarily driven by cash used to fund operations. Based on current operating plans, the Company believes that its cash, cash equivalents and marketable securities as of September 30, 2026 will be sufficient to fund its operations into the fourth quarter of 2027.

Collaboration Revenue: Collaboration revenue was $0.9 million for the third quarter of 2026, compared to $1.6 million for the same period in 2025.

Research & Development (R&D) Expenses: R&D expenses were $32.4 million for the third quarter of 2026, compared to $38.4 million for the same period in 2025. The decrease was primarily driven by lower preclinical costs for the Company’s Duchenne programs and lower facility-related costs.

General & Administrative (G&A) Expenses: G&A expenses were $10.2 million for the third quarter of 2026, compared to $10.3 million for the same period in 2025. The decrease was primarily driven by lower professional services costs.

Net Loss: Net loss was $39.7 million for the third quarter of 2026, compared to $44.1 million for the same period in 2025.

Patients and Their Care Partners
Patients and their care partners are a critical part of our community, and we are committed to keeping them informed and connected. To receive community updates in real time and read today’s quarterly update, please visit Community Updates on our corporate website.

About Entrada Therapeutics
Entrada Therapeutics is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of genetic medicines that engage intracellular targets that have long been considered inaccessible. Through proprietary, versatile and modular approaches, Entrada is advancing a robust development portfolio of genetic medicines for the potential treatment of neuromuscular and inherited retinal diseases, among others. The Company’s lead oligonucleotide programs are in development for the potential treatment of people living with Duchenne muscular dystrophy who are exon 44, 45, 50 and 51 skipping amenable. Entrada has partnered to develop a clinical-stage program, VX-670, for myotonic dystrophy type 1.

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.

Forward-Looking Statements
This press release contains express and implied forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the validation and differentiation of Entrada’s approach and EEV platform and its ability to provide a potential treatment for patients, the timing and achievement of anticipated clinical, regulatory and development milestones, expectations regarding Entrada’s Phase 1/2 MAD clinical study of ENTR-601-44, including the potential of the open-label period of the study to assess longer-term safety and other functional measures commonly evaluated in DMD clinical studies, the potential and ability of the LTE study to enable continued access to ENTR-601-44 and ENTR-601-45 for study participants and provide for the collection of longer-term safety and efficacy data, including functional measures, the ability of the ELEVATE-44-201 Cohort 1 open-label data to provide important insights into the underlying biology and the durability of the early functional improvements observed to date, the timing of data from the Cohort 1 open-label period by year-end 2026 and Cohort 2 in the first quarter of 2027 with data from Cohort 3 to follow, expectations regarding the initiation of the planned ELEVATE-44-102 study in the U.S., including Entrada continuing to engage with the FDA and providing an update on the clinical study design and timing when appropriate, the ability to recruit for and complete the global Phase 1/2 clinical studies of ENTR-601-44, ENTR-601-45, ENTR-601-50 and ENTR-601-51, the potential therapeutic benefits of Entrada’s EEV product candidates, including the potential for Entrada’s programs to bring transformative treatment options to people living with serious neuromuscular diseases, expectations regarding Entrada's Phase 1/2 MAD clinical study of ENTR-601-45, including the timing of data from Cohort 2 in the first half of 2027, with Cohort 3 to follow pending an independent DMC’s review of Cohort 2 safety data and the potential to recommend initiating Cohort 3 at up to 15 mg/kg, the ability of the upcoming readouts of ELEVATE-44-201 Cohort 1 open-label data and Cohort 2 data from ELEVATE-44-201 and ELEVATE-45-201 to further define the potential of Entrada’s investigational medicines, the ability of the Cohort 2 readouts from ELEVATE-44-201 and ELEVATE-45-201 to further characterize the relationship between dose, exon skipping, dystrophin production and functional outcomes at higher doses and exposure levels, expectations regarding the submission of regulatory filings of the planned clinical studies of ENTR-601-50 and ENTR-601-51, the ability to advance therapeutic candidates in indications beyond neuromuscular disease, including but not limited to ocular disease, expectations regarding the timing of nomination of a second clinical candidate for ocular disease by year-end 2026, and the continued development and advancement of ENTR-601-44, ENTR-601-45, ENTR-601-50, and ENTR-601-51 for

the treatment of DMD and ENTR-801 for the potential treatment of USH2A and the partnered product candidate VX-670 for the potential treatment of DM1, expectations regarding the progress and success of Entrada’s collaboration with Vertex, including the timing of Vertex sharing interim results from the MAD portion of the global Phase 1/2 study of the VX-670 program during the second half of 2026, the ability to continue to expand and develop additional therapeutic programs and modalities, including further exon skipping programs, and the sufficiency of its cash resources into the fourth quarter of 2027, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical studies; uncertainties as to the availability and timing of results from preclinical and clinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance and initiate clinical studies; whether results from preclinical studies or clinical studies will be predictive of the results of later preclinical studies and clinical studies; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$ 905	$ 1,614	$ 2,678	$ 24,122
Operating expenses:
Research and development	32,369	38,361	100,792	108,312
General and administrative	10,225	10,304	30,841	31,500
Total operating expenses	42,594	48,665	131,633	139,812
Loss from operations	(41,689)	(47,051)	(128,955)	(115,690)
Other income:
Interest and other income	1,974	3,571	6,833	11,936
Total other income	1,974	3,571	6,833	11,936
Loss before provision for income taxes	(39,715)	(43,480)	(122,122)	(103,754)
Provision for income taxes	27	654	100	832
Net loss	$ (39,742)	$ (44,134)	$ (122,222)	$ (104,586)
Net loss per share, basic and diluted	$ (0.94)	$ (1.06)	$ (2.90)	$ (2.53)
Weighted-average common shares outstanding, basic and diluted	42,373,345	41,462,567	42,145,729	41,293,108

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	September 30,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$ 193,015	$ 295,698
Total assets	$ 266,880	$ 377,378
Total liabilities	$ 68,555	$ 71,245
Total stockholders’ equity	$ 198,325	$ 306,133

Investor Contact
Doug Snow
Head of Investor Relations
dsnow@entradatx.com

Patient Advocacy Contact
Sarah Friedhoff
Head of Patient Advocacy
patientadvocacy@entradatx.com

Media Contact
Megan Prock McGrath
CTD Comms, LLC
megan@ctdcomms.com